Exhibit 99.1

Contact:
Dr. Roger Crystal
Chief Executive Officer
roger.crystal@lightlaketherapeutics.com
+44(0)203 617 8739

Investor Relations:
Porter, LeVay & Rose, Inc.
Michael J. Porter
mike@plrinvest.com
212 564-4700

FOR IMMEDIATE RELEASE:

LIGHTLAKE THERAPEUTICS INC. PROVIDES GUIDANCE ON COMPANY OPERATIONS

LONDON, APRIL 4, 2013—Lightlake Therapeutics Inc. (OTCBB: LLTP) (the “Company”, “We” or “Lightlake”), an early stage biopharmaceutical company developing addiction treatments, announced today the clinical progress and corporate developments the Company has achieved during the last six months, and provided insights on its plans to develop opioid drug addiction treatments.

The Company has made significant progress over the last six months and it expects to share further news throughout the remainder of 2013; however, the Company wanted to provide an update on recent activities and corporate development:

Progressing Our Binge Eating Disorder Technology:

Lightlake reported compelling Phase II data demonstrating the efficacy and safety of intra-nasal naloxone for Binge Eating Disorder in August 2012. Binge Eating Disorder is the most common of eating disorders. Characterized by an addiction towards food, it is thought to affect 12 to 18 million people in the United States and be a major cause of obesity. Following our Phase II results:

1.
We have been working with advisors to advance this compelling treatment. We have begun to meet with potential sites for hosting further trials and there has been impressive demand from clinical investigators.

2.	We aim to enhance our intellectual property and engage with payors and regulators in order to have an even more attractive investment package.

3.
We are focused on identifying suitable biopharmaceutical licensing partners. Based on interest we have had from potential pharmaceutical company partners, we have retained Torreya Partners, a company renowned for advisory services in biopharmaceutical licensing, to assist with this process.

4.
Professor Hannu Alho, lead investigator for the Phase II study in Helsinki, will be presenting our data in May at the American Psychiatric Association annual meeting in San Francisco. We are pleased that our data was accepted for presentation at this premier professional conference.

5.
Bulimia nervosa, an area of significant unmet need that is thought to affect up to 5 million people in the United States, remains an important additional eating disorder indication that we plan to move ahead with once we have made further progress in Binge Eating Disorder.

Advancing Other Addiction Indications:

Lightlake is leveraging its expertise using opioid antagonist compounds, a technology pioneered by Dr. David Sinclair, our former Chief Scientific Officer. The Company’s patents include the use of naloxone nasally for eating disorders and the use of all opioid antagonists for the treatment of drug addiction (including methadone, cocaine, and amphetamine addiction). Lightlake has been actively pursuing development of innovative treatments for addictions and their complications, including the following:

1.
We are in discussions with the National Institutes of Health (NIH) regarding the potential development of our opioid antagonist technology for use in the growing problem of drug addiction. We are encouraged by NIH’s interest and look forward to reporting on our further progress in these discussions in the near future.

2.
We have also met with the U.S. Food and Drug Administration to establish a clear drug development plan for opioid drug addiction, which includes an aggressive near-term timeline for introducing a new and approved product to the market. The Company believes that revenues may be generated from this product within twelve to eighteen months, although we cannot make any assurance that revenue will be generated during the aforementioned period. We intend to provide updates on this exciting project in the months ahead.

Strengthening Our Management Team:

The Company has brought on board the following professionals with outstanding experience and professional credentials to help us execute our strategic and financial goals:

1.
Mr. Kevin Pollack, Esq., Chief Financial Officer: Mr. Pollack has been a successful investment banker and securities attorney at Banc of America Securities and Sidley Austin (formerly Brown & Wood), respectively. His stellar finance background includes previous asset management experience at Paragon Capital and his serving as President of Short Hills Capital LLC. Mr. Pollack currently serves on the Board of Directors of MagneGas Corporation and Pressure BioSciences, Inc. He earned his undergraduate degree from The Wharton School of the University of Pennsylvania (magna cum laude), and holds a dual JD/MBA degree from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

2.
Dr. David Kessler, Senior Strategic Advisor: Dr. Kessler’s impressive career includes serving as Commissioner of the U.S. FDA under two presidents, and as dean of the medical schools at both Yale University and the University of California, San Francisco. Currently, he serves on the board of the National Center for Addiction and Substance Abuse at Columbia University, and Drug Strategies, a research institute focused on drug abuse prevention, treatment and education. Dr. Kessler also authored “The End of Overeating: Taking Control of the Insatiable American Appetite.” His expertise and far-reaching network will be a tremendous asset as we work to develop treatments for common major addictive disorders.

3.
Dr. Arya Sharma, Advisor: Dr. Sharma is a renowned obesity specialist and advisor on obesity-related aspects of eating disorders. He is Professor of Medicine and Chair in Obesity Research and Management at the University of Alberta and has been Clinical Co-Chair of the Alberta Health Services Obesity Program. Dr. Sharma is founder and Scientific Director of the Canadian Obesity Network and Past-President of the Canadian Association of Bariatric Physicians and Surgeons. He has authored and co-authored more than 300 scientific articles and is regularly featured as a medical expert in TV and print media.

4.
Mr. Geoffrey Wolf, Director: Mr. Wolf resides in Switzerland and has spent more than 35 years of his career in international commerce and industry, working closely with companies dealing with pharmaceuticals, minerals, metals, mining, oil and gas, hospitality, and real estate. He holds a Business degree from Middlesex University. Mr. Wolf will be an asset as we focus on growth in the emerging markets.

Everyone at Lightlake has been working diligently during the last six months to ensure that our company is well-positioned to take advantage of market opportunities in medical treatments for addiction. We believe Lightlake has the distinct competitive advantages, strong intellectual property, and experienced management that will enable us to succeed in advancing safe, effective pharmaceutical solutions to common addiction disorders, while achieving maximum value for our shareholders.

About Lightlake Therapeutics Inc.

Lightlake Therapeutics Inc. is a developing biopharmaceutical company using its expertise in opioid antagonists to build a platform of innovative pharmaceutical solutions to common addictions and related disorders. The Company’s current focus is the development of a simple, safe, and effective treatment for patients who are obese or overweight as a result of Binge Eating Disorder, as well as those patients suffering from Bulimia Nervosa. Lightlake recently acquired patents that will allow expansion of its product pipeline to address treatment for addiction to opioid painkillers, methadone, cocaine and amphetamine. The Company anticipates launching a development program for each of these purposes in the future.

Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements. Although Lightlake Therapeutics Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Lightlake does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in Lightlake’s reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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